UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2020

Sundance Energy Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36302	61-1949225
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1050 17th Street, Suite 700 Denver, CO 80265	(303) 543-5700
(Address of principal executive offices, including Zip Code)	(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SNDE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

As further described under Item 5.07 of this Current Report on Form 8-K, on July 28, 2020 the stockholders of Sundance Energy Inc. (the “Company”) approved the Sundance Energy Inc. 2020 Equity Incentive Plan (the “Plan”) at the Company’s 2020 Annual Meeting of Stockholders (the “Annual Meeting”). The Plan allows the Company’s Board of Directors (the “Board”) to grant stock options, stock appreciation rights, restricted stock, dividend equivalents, restricted stock units and other stock or cash-based awards to the Company’s employees, consultants and directors, subject to criteria as determined by the Board. An initial pool of 750,000 shares of the Company’s common stock, par value $0.001 (“Common Stock”) has been authorized for issuance under the Plan. The Board had previously approved the Plan, subject to stockholder approval, as a replacement to the long-term incentive plan of the Company’s predecessor, Sundance Energy Australia Limited, which such long-term incentive plan was suspended in connection with the Company’s redomiciliation in 2019.

A more complete description of the Plan is contained in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on June 12, 2020 (the “Proxy Statement”), under the heading “Proposal 2 Approval of our 2020 Equity Incentive Plan,” which is incorporated by reference to this Item 5.02. The description of the Plan set forth above and in the Proxy Statement is qualified in their entirety by reference to the text of the Plan filed as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated by reference to this Item 5.02.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its previously adjourned Annual Meeting on July 28, 2020. At the Annual Meeting, the Company’s stockholders voted on three proposals, each of which are described in more detail in the Company’s Proxy Statement. At the Annual Meeting, a total of 3,445,824 shares of the Company’s Common Stock were present in person or represented by proxy, representing approximately 50.12% of the Company’s outstanding Common Stock as of the May 29, 2020 record date.

The following is a brief description of each matter voted upon and the results of such voting, including the number of votes cast for each matter and the number of votes cast against, abstentions and broker non-votes, if applicable, with respect to each matter.

Proposal 1 - Election of Directors: Prior to the Annual Meeting, the Board designated each of the persons named below as nominees for election as directors. Each nominee was, at the time of such nomination and at the time of the Annual Meeting, a director of the Company. At the Annual Meeting, each nominee was elected as a director of the Company by the following vote:

Nominee	For	Against	Abstain	Broker Non- Votes
Stephen J. McDaniel	2,194,135	86,633	24,275	1,140,781
Eric P. McCrady	2,185,598	88,114	31,331	1,140,781
Judith D. Buie	2,193,198	83,991	27,854	1,140,781
Damien A. Hannes	1,330,469	950,601	23,973	1,140,781
H. Weldon Holcombe	1,335,620	941,391	28,032	1,140,781
Neville W. Martin	1,884,457	392,414	28,172	1,140,781
Thomas L. Mitchell	1,335,724	941,189	28,130	1,140,781

Proposal 2 - 2020 Equity Incentive Plan: The Company’s stockholders approved the Sundance Energy Inc. 2020 Equity Incentive Plan by the following vote:

For	Against	Abstain	Broker Non-Votes
1,236,431	1,036,051	32,561	1,140,781

Proposal 3 - Ratification of the Appointment of Deloitte & Touche LLP: The Company’s stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020 by the following vote:

For	Against	Abstain
3,380,912	38,019	26,893

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Sundance Energy Inc. 2020 Equity Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 31, 2020

SUNDANCE ENERGY INC.

By:	/s/ Cathy L. Anderson
Name:	Cathy L. Anderson
Title:	Chief Financial Officer